UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2016

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On April 1, 2016, MGM Growth Properties LLC (“MGP”), a subsidiary of MGM Resorts International (the “Company”), commenced the marketing of a senior secured credit facility to prospective lenders to be entered into by a newly formed operating partnership (the “Operating Partnership”), which will be a subsidiary of MGP following MGP’s initial public offering. In connection with these marketing efforts, the following information is being provided to such prospective lenders: A sources and uses table that assumes (A) $800 million of equity proceeds and (B) debt financings, consisting of (1) a 5-year $600 million revolver (of which $150 million is expected to be drawn at closing, with an additional amount, not to exceed $150 million, available to be drawn at closing), (2) a 5-year $300 million term loan A facility, (3) a $1,850 million term loan B facility and (4) a $1,050 million offering of senior unsecured notes to be issued in a private placement. These are assumed amounts that are subject to change as a result of market and other conditions. Lenders have committed to provide the 5-year term loan A facility, with drawings to accrue interest at LIBOR plus 2.75%, and the 5-year revolving credit facility, with drawings to accrue interest at LIBOR plus 2.75%. It is anticipated that the $4,150 million of aggregate proceeds from these financings will be used by the Operating Partnership to repay approximately $4,000 million of indebtedness that the Operating Partnership is expected to assume from the Company and certain of its subsidiaries in connection with the foregoing financings and to pay approximately $150 million of fees and expenses associated with such financings and related transactions, with the remainder, if any, for general corporate purposes.

This Form 8-K is for information purposes only and is neither an offer to sell nor a solicitation of an offer to buy any security.

This Form 8-K contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including those described in the Company’s public filings with the Securities and Exchange Commission. The Company has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, the completion of the initial public offering of MGP and the related debt financings, and the amounts raised in the equity and related debt financings. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include effects of economic conditions, financial market conditions and other conditions in the markets in which the Company operates and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

The information contained in this Item 7.01 shall not be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended, and it shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2016

MGM Resorts International

By:	/s/ Andrew Hagopian III
Name:	Andrew Hagopian III
Title:	Senior Vice President, Assistant General Counsel & Assistant Secretary

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